- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant   /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                  / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                  ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CINCINNATI MICROWAVE
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   CINCINNATI
                                   MICROWAVE

                                                                   June 21, 1995

TO THE SHAREHOLDERS OF
   CINCINNATI MICROWAVE, INC.

     You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Microwave, Inc. to be held:

           DATE:           Monday, July 24, 1995

           TIME:           9:30 A.M., Eastern Daylight Time

           PLACE:          Cincinnati Microwave, Inc.
                           One Microwave Plaza
                           Cincinnati, Ohio 45249

     Information concerning the Company and the matters to be voted upon are contained in the attached notice of meeting and proxy statement. A current report on the affairs of the Company will be presented after the close of the formal part of the meeting, and shareholders will have an opportunity for questions and comments.

     EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU RETURN YOUR PROXY AT ONCE IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

        James L. Jaeger                 Jacques A. Robinson
        Chairman of the Board           President and
                                        Chief Executive Officer

                           CINCINNATI MICROWAVE, INC.
                              One Microwave Plaza
                             Cincinnati, Ohio 45249

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 24, 1995

     The Annual Meeting of Shareholders of Cincinnati Microwave, Inc., an Ohio corporation, will be held on July 24, 1995, at Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249, at 9:30 A.M., Eastern Daylight Time, for the following purposes:

        1. To fix the number of directors for the ensuing year;

        2. To elect directors;

        3. To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1995;

and to consider and act upon such other business as may properly come before the meeting.

     The Board of Directors has appointed R. Gregory Blair, Elaine M. Bacon and Neil Ganulin as members of the proxy committee and has fixed the close of business on May 30, 1995, as the record date for the determination of shareholders entitled to notice of the annual meeting and to vote thereat.

                                       By Order of the Board of Directors

                                       Walter P. Masavage, Secretary

Cincinnati, Ohio
June 21, 1995

     EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE SIGN THE ENCLOSED PROXY CARD AND FORWARD IT AT ONCE IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY, IF DESIRED, WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                           CINCINNATI MICROWAVE, INC.
                              One Microwave Plaza
                             Cincinnati, Ohio 45249

                                PROXY STATEMENT
                                  INTRODUCTION

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Cincinnati Microwave, Inc. (the "Company") to be held at Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249, at 9:30 A.M., Eastern Daylight Time, on July 24, 1995, and at any adjournment thereof. The principal executive offices of the Company are located at One Microwave Plaza, Cincinnati, Ohio 45249; its telephone number is 513-489-5400. This Proxy Statement and the proxy are being mailed to shareholders on or about June 21, 1995.

     The members of the proxy committee named in the enclosed proxy were appointed by the Board of Directors, and solicitation of your proxy hereby is being made by the Board of Directors of the Company. All shares represented by properly executed proxies will be voted in accordance with the directions on the proxies, unless such proxies are revoked prior to the vote. If no contrary instruction is indicated on the proxy card, shares will be voted in favor of the proposals set forth in the notice of the meeting and this Proxy Statement and in favor of the election of the directors nominated by the Board of Directors and the ratification of the selection of the Company's independent accountants. (See "PROPOSAL TO ESTABLISH NUMBER OF DIRECTORS" and "ELECTION OF DIRECTORS.") Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholder meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for purposes of determining the presence of a quorum for the shareholder meeting but not entitled to vote with respect to that matter. If any other matters are properly presented for action at the meeting, it is intended that the members of the proxy committee will vote in accordance with their best judgment on such matters. This solicitation of proxies is being made by mail and all costs of the solicitation will be borne by the Company. Brokerage houses and other custodians, nominees, or fiduciaries will be reimbursed for the expense of forwarding documents to beneficial owners of shares held in their names.

     The giving of the proxy does not affect your right to attend and vote in person at the meeting. Your presence at the meeting, however, will not itself revoke your proxy; it may be revoked at any time prior to its exercise by the execution of a later proxy, by giving written notice of revocation to the Secretary of the Company, or by making a statement of revocation in person at the meeting. A revocation made during the meeting shall not affect any vote previously taken.

                         OUTSTANDING VOTING SECURITIES

     Only shareholders of record at the close of business on May 30, 1995 (the "Record Date") are entitled to vote on matters to come before the meeting. On the Record Date, the Company had outstanding 13,996,803 common shares, without par value ("Common Shares"). Each Common Share carries one vote. The Common Shares are the only voting securities the Company has outstanding. Of the outstanding Common Shares, 6,471,713 shares are currently owned by the present officers and directors of the Company and the nominees for election as directors at the meeting. (See "SECURITY OWNERSHIP OF MANAGEMENT" elsewhere herein.)

                               CUMULATIVE VOTING

     If notice in writing is given by a shareholder to the Chairman of the Board, the President, a Vice President, or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Annual Meeting that such shareholder desires that the voting with respect to the election of directors shall be cumulative, and if announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder (or the proxy therefor) shall have the right to cumulate such voting power as he possesses for the election of directors.

     Under cumulative voting, a shareholder may cast as many votes as shall equal the number of directors to be elected multiplied by the number of his shares. Such votes may be cast all for one nominee or distributed among two or more nominees as the shareholder may select or, in the case of proxies, as the proxy holder may select. If cumulative voting is invoked in connection with the election of directors at the Annual Meeting, the proxy committee designated by the Board of Directors intends to distribute the votes of shares represented by proxies it holds so as to elect the seven nominees for director nominated by the Board of Directors. (See "PROPOSAL TO ESTABLISH NUMBER OF DIRECTORS" and "ELECTION OF DIRECTORS.")

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

     As of the Record Date, James L. Jaeger, Kopp Investment Advisors, Inc., a Minnesota corporation, and Jacques A. Robinson were the only persons known by the Company to be beneficial owners of more than 5% of its outstanding Common Shares. The following table provides information as to ownership of Common Shares by Mr. Jaeger, Kopp Investment Advisors, Inc. and Mr. Robinson.

- ----------------------------------------------------------------------------------------
                        NAME AND ADDRESS OF          AMOUNT AND NATURE OF     PERCENT OF
TITLE OF CLASS           BENEFICIAL OWNER            BENEFICIAL OWNERSHIP       CLASS
- ----------------------------------------------------------------------------------------
Common Shares     James L. Jaeger                          6,157,179(1)          43.9%
                  One Microwave Plaza
                  Cincinnati, Ohio 45249
Common Shares     Kopp Investment Advisors, Inc.           3,221,015(2)          22.3%
                  6600 France Avenue South
                  Edina, MN 55435
Common Shares     Jacques A. Robinson                        726,992(3)           5.0%
                  One Microwave Plaza
                  Cincinnati, Ohio 45249

- ----------------------------------------------------------------------------------------

(1) Mr. Jaeger shares voting and investment power with regard to 23,629 of the Common Shares shown opposite his name and exercises sole voting and investment power over the remainder of such shares. All but 23,629 of such Common Shares are owned of record by Mr. Jaeger. Mr. Jaeger's beneficial shares include 30,000 outstanding warrants to purchase 30,000 Common Shares.

(2) Kopp Investment Advisors, Inc. ("KIA") serves as a financial advisor for its clients. As such, KIA holds no voting power for the shares owned by its clients. KIA does, however, exercise limited investment power over the Common Shares owned by its clients. As of the Record Date, numerous individuals own 2,009,515 Common Shares, which includes 49,355 outstanding warrants to purchase 49,355 Common Shares. The remaining 1,211,500 Common Shares, which includes 400,000 outstanding warrants to purchase 400,000 Common Shares, are controlled by LeRoy C. Kopp, President and 100% owner of Kopp Investment Advisors, Inc.

(3) The Scotcrest Group, Inc., a California corporation beneficially owned by Jacques A. Robinson, owns 216,992 Common Shares and has an option exercisable at any time to acquire an additional 500,000 Common Shares. Mr. Robinson has voting and investment power over all Common Shares held by Scotcrest. Mr. Robinson's beneficial shares include 10,000 outstanding warrants to purchase 10,000 Common Shares.

     Mr. Jaeger owns 43.9% of the Common Shares entitled to vote at the Annual Meeting and presently intends to vote his shares in favor of all proposals of the Board of Directors. Accordingly, Mr. Jaeger has sufficient voting power to significantly influence the outcome of the proposals submitted to the shareholders.

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Directors, executive officers and greater-than-ten-percent shareholders are required by the Commission's regulations to furnish the Company with copies of all forms which they file under Section 16(a). Based solely on its review of the copies of such forms received by it, the Company believes that all such filing requirements applicable to its directors and executive officers during 1994 were complied with, except for Form 4's related to non-employee directors' (Mr. Fullgraf, Mr. O'Donnell, and Mr. Wachsman) restricted stock compensation that have subsequently been filed; procedures have been implemented to avoid late filings in the future.

                   PROPOSAL TO ESTABLISH NUMBER OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Article 6 of the Regulations of the Company provides that the Board of Directors shall consist of not less than three or not more than nine members, as determined by the shareholders at each annual meeting or any special meeting called for the election of directors. The Board of Directors has proposed that the size of the Company's Board for the next year be set at seven. The seven positions for directors would be filled by a vote of the shareholders at the Annual Meeting. The persons receiving the seven highest total votes will be elected as directors at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. Adoption of this proposal requires the affirmative vote of a majority of the Common Shares represented at the meeting.

                             ELECTION OF DIRECTORS
                             (ITEM 2 ON PROXY CARD)

     Each of the seven persons named below is a nominee for election as a director, to hold office until the next annual meeting and until his or her successor has been duly elected and qualified. It is intended that the proxies solicited hereby, unless authority is withheld by the shareholder giving the proxy, will be voted for the election of the seven nominees named herein. Each nominee has indicated that he or she is willing to serve, and the Board has no reason to believe that any nominee will be unavailable or unable to serve. If, however, any nominee should decline or become unable to serve, proxies solicited hereby will be voted for the election of such person or persons as the Board of Directors may recommend. All nominees are U.S. citizens. The following information is supplied as to each nominee.

CHARLES M. FULLGRAF                                                    Age -- 76

     Principal Occupation -- Retired from The Procter & Gamble Company ("P&G") (a diversified manufacturer of household and industrial products headquartered in Cincinnati, Ohio) in 1982 after a 42-year career serving P&G in various management positions. From 1978 to 1982 Mr. Fullgraf was a Group Vice President of P&G and served on its Board of Directors. He also served as trustee of the P&G Profit Sharing Trust. He has been a Director of the Company since 1985.

JAMES L. JAEGER                                                        Age -- 48

     Principal Occupation -- Founder of the Company. In May 1985 he was elected Chairman of the Board. He also served as Chief Executive Officer of the Company from June 1983 until June 1988 and from January 1990 through April 22, 1991. He has been a Director of the Company since 1976.

JOHN W. NOLAND                                                         Age -- 54

     Principal Occupation -- Executive Vice President and Chief Operating Officer of the Company since November 1992. Prior to this, Mr. Noland was with Thomson Consumer Electronics serving as Vice President, TV Division Asia, located in Singapore. In this position, he was responsible for Asian marketing, product development, design, manufacturing and managing manufacturing locations in five Asian countries. Mr. Noland was with General Electric Company's Consumer Electronics Business ("GE") from 1963 through 1987 and held various manufacturing positions in the television, audio and communications divisions of GE. He was general manager of the cathode ray tube manufacturing operations when Thomson acquired all of GE's consumer electronics business in 1987. He has been a Director of the Company since November 1992.

JOSEPH M. O'DONNELL                                                    Age -- 49

     Principal Occupation -- Managing Director of his own consulting firm. Mr. O'Donnell has been President and Chief Executive Officer of Computer Products, Inc. (multi-national manufacturer of electronic products and subsystems) since July 1994. Mr. O'Donnell was Chief Executive Officer of Savin Corporation (manufacturer of office products and equipment) from October 1993 to February 1994. From June 1990 through July 1992, Mr. O'Donnell was President and Chief Executive Officer of GO/DAN Industries (a company that manufactures and markets products for the automotive aftermarket business). From October 1988 to May 1990, Mr. O'Donnell was Group Vice President of Handy & Harmon (a company primarily involved in precious metals refining, stamping, forging and fabrication headquartered in New York, New York); from August 1987 to September 1988 he was President of OD&S Ventures, Inc. (a venture capital company). He has been a Director of the Company since 1991.

JACQUES A. ROBINSON                                                    Age -- 48

     Principal Occupation -- President and Chief Executive Officer of the Company since April 23, 1991. From July 1987 through February 1991, Mr. Robinson served as President of Carillon Technology, Inc., a California company that manufactured consumer audio technology products. From 1979 through June 1987, Mr. Robinson held various positions with the General Electric Company and his most recent position with that company was Vice President and General Manager of the Consumer Electronics Business Operations. He has been a Director of the Company since 1991.

GILBERT L. WACHSMAN                                                    Age -- 47

     Principal Occupation -- President of Wachsman Management Consulting, Inc. serving retailers and consumer oriented manufacturers from 1990. Pursuant to his consulting practice, Mr. Wachsman served as Vice Chairman of Universal International, Inc. (wholesaler/retailer of close-out merchandise) from October 1992 to February 1995. From December 1988 to July 1990, Mr. Wachsman was President of Lieberman Enterprises (a distributor of pre-recorded music, video and personal computer software); from January 1986 to December 1988 he was President of Child World, Inc. (one of the largest U.S. toy chains). He has been a Director of the Company since 1991.

ERIKA WILLIAMS                                                         Age -- 48

     Principal Occupation -- President of the Erika Williams Group, a consulting firm. From 1993 to March 1995, Ms. Williams was Senior Vice President and General Manager of Enterprise Storage Systems of Amdahl Corporation of Sunnyvale California. Since 1978, Ms. Williams held various positions with Amdahl Corporation including the Corporate Officer responsible for product management of the main frame business, Vice President of Processor Technology and Development and Director of Product Software and Diagnostics. She has been a Director of the Company since 1994.

                         MATTERS RELATING TO THE BOARD

     The Board of Directors has established an Audit Committee and a Compensation Committee to assist it in the discharge of its responsibilities. There is no Nominating Committee or Executive Committee. The Committees meet separately from the regular Board meetings whenever required. A brief statement of the principal responsibilities of the Committees of the Board and the identification of their members are given below.

     Audit Committee -- The Audit Committee of the Board presently consists of Messrs. O'Donnell (Chairman), Fullgraf, Wachsman and Ms. Williams. The Committee is charged with responsibility for recommending the independent accountants to be retained by the Company to audit its financial statements, overseeing the audits of the Company and reviewing the Company's accounting controls and reporting practices. The Audit Committee held two meetings during 1994.

     Compensation Committee -- The Compensation Committee of the Board is responsible for reviewing and making recommendations to the full Board with regard to the salary and other compensation arrangements for the senior management of the Company. The Committee is also responsible for administering the Company's 1991 Stock Option Plan for employees and granting options under such plan to eligible employees of the Company or its subsidiaries. The Committee presently consists of Messrs. Fullgraf, O'Donnell, Wachsman (Chairman) and Ms. Williams. Members of the Committee are not eligible to receive stock options under the plan. The Compensation Committee held three meetings during 1994.

     Meetings -- Eleven meetings of the Board were held during 1994. Each Director attended at least 75% of the meetings of the Board and the Committees on which he or she served during 1994.

     Compensation -- Directors who are not employees of the Company receive a monthly fee of $1,000 and receive $1,000 for each Board meeting attended and for each Committee meeting attended which is held on a separate day, plus expenses. Directors who are employees of the Company receive no compensation for serving as Directors but are reimbursed for their expenses. Pursuant to the Directors' Restricted Share Plan, a portion (70%) of the Directors' fees is deferred and paid in Company restricted shares and 30% is paid in cash. In addition, pursuant to the 1992 Stock Option Plan for Non-Employee Directors, each non-employee director receives an option to purchase 5,000 Common Shares on the date of each annual meeting of shareholders provided that such non-employee director continues in office subsequent to such annual meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table discloses information concerning the beneficial ownership of Common Shares by each Director and Director nominee, by each of the Executive Officers named in the Summary Compensation Table elsewhere in this Proxy Statement and by all Directors and Officers of the Company and nominees as a group as of the Record Date.

- -----------------------------------------------------------------------------------
                      NAME AND ADDRESS OF        AMOUNT AND NATURE OF      PERCENT
TITLE OF CLASS         BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      OF CLASS
- -----------------------------------------------------------------------------------
Common Shares     James L. Jaeger                      6,157,179(1)          43.9%
Common Shares     Jacques A. Robinson                    726,992(2)           5.0%
Common Shares     John W. Noland                         111,250(3)            .8%
Common Shares     R. Gregory Blair                        86,080(4)            .6%
Common Shares     Gary S. Oppito                           3,750(5)            .0%
Common Shares     Charles M. Fullgraf                     39,832(6)            .3%
Common Shares     Joseph M. O'Donnell                     25,262(7)            .2%
Common Shares     Gilbert L. Wachsman                     33,051(8)            .2%
Common Shares     Erika Williams                           5,048(9)            .0%
Common Shares     All Directors and Officers           7,237,535(10)         49.0%
                  as a group (13 persons)

- --------------------------------------------------------------------------------

 (1) Mr. Jaeger shares voting and investment power with regard to 23,629 of the Common Shares shown opposite his name and exercises sole voting and investment power over the remainder of such shares. All but 23,629 of such Common Shares are owned of record by Mr. Jaeger. Mr. Jaeger's beneficial shares include 30,000 outstanding warrants to purchase 30,000 Common Shares.

 (2) The Scotcrest Group, Inc. owns 216,992 Common Shares and has an option exercisable at any time to acquire an additional 500,000 Common Shares. Mr. Robinson has voting and investment power over all Common Shares held by Scotcrest. Mr. Robinson's beneficial shares include 10,000 outstanding warrants to purchase 10,000 Common Shares.

 (3) Includes 81,250 shares related to outstanding options and 10,000 shares related to outstanding warrants.

 (4) Includes 49,500 shares related to outstanding options.

 (5) Includes 3,750 shares related to outstanding options.

 (6) Includes 15,000 shares related to outstanding options.

 (7) Includes 15,000 shares related to outstanding options and 697 shares related to outstanding warrants.

 (8) Includes 15,000 shares related to outstanding options.

 (9) Includes 5,000 shares related to outstanding options.

(10) Includes 708,625 shares related to outstanding options and 57,197 shares related to outstanding warrants.

                    PROPOSAL TO RATIFY SELECTION OF AUDITORS
                             (ITEM 3 ON PROXY CARD)

     In accordance with the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse LLP has been selected by the Board, subject to the approval by the shareholders, as independent accountants to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1995. Price Waterhouse LLP is an international firm of accountants which the Board of Directors considers to be well qualified to serve as the Company's independent accountants. Price Waterhouse LLP has served as the Company's independent accountants since 1984. A representative of Price Waterhouse LLP will be present at the Company's Annual Meeting of Shareholders on July 24, 1995. The representative will have the opportunity to make a statement at the meeting, if he desires to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL, APPROVAL OF WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES REPRESENTED AT THE MEETING. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection of other independent accountants will be considered by the Board.

                             EXECUTIVE COMPENSATION

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers (the "Named Executives") during each of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                   -------------------------------------
                                        ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                    ----------------------------   --------------------------   --------
                                                         OTHER                    SECURITIES                 ALL
                                                         ANNUAL    RESTRICTED     UNDERLYING                OTHER
                                                        COMPEN-       STOCK        OPTIONS/       LTIP     COMPEN-
         NAME AND                   SALARY     BONUS     SATION      AWARDS          SARS       PAYOUTS     SATION
    PRINCIPAL POSITION      YEAR      ($)       ($)       ($)          ($)           (#)          ($)        ($)
- -------------------------------------------------------------------------------------------------------------------
Jacques A. Robinson(1)....  1994    390,000         0       0           0                 0         0            0
President and Chief         1993    313,500         0       0           0                 0         0            0
Executive Officer           1992    391,125   832,000       0           0                 0         0            0
John W. Noland(2).........  1994    200,000         0       0           0                 0         0       11,152
Executive Vice President    1993    200,000         0       0           0            25,000         0        7,500
and Chief Operating         1992     21,465         0       0           0           150,000         0       70,000
  Officer
R. Gregory Blair(3).......  1994    142,875         0       0           0             5,000         0       11,412
Vice President              1993    136,500         0       0           0            10,000         0       10,933
                            1992    130,000         0       0           0            10,000         0       10,446
James L. Jaeger(4)........  1994    125,000         0       0           0                 0         0       10,071
Chairman of the Board       1993    125,000         0       0           0                 0         0       10,071
                            1992    125,000         0       0           0                 0         0        8,821
Gary S. Oppito(5).........  1994    115,730         0       0           0            10,000         0        8,969
Vice President              1993    102,000         0       0           0            10,000         0        7,964
                            1992     96,807         0       0           0             7,500         0       44,790

- --------------------------------------------------------------------------------

(1) Mr. Robinson's compensation was paid to The Scotcrest Group, Inc., a company beneficially owned by Mr. Robinson. Scotcrest was paid $832,000 on March 27, 1992 for Mr. Robinson's services in finding, negotiating and consummating a transaction on behalf of the Company with BI Incorporated, in which the Company's Guardian Technologies, Inc. subsidiary ("Guardian") was sold. Of such amount, $375,000 was paid in cash and the remainder in 166,000 Common Shares. Mr. Robinson does not participate in any of the Company's stock option or other employee benefit plans. Mr. Robinson received $78,000 of his compensation in the form of Common Shares in 1993.

(2) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $1,152 and $2,016 for the years 1994 and 1993, respectively; (b) $10,000, and $5,484 representing 1994 and 1993 contributions made pursuant to the Company's profit sharing plan, respectively; and (c) $70,000 in relocation expenses in 1992.

(3) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $696, $696 and $696 for the years 1994, 1993 and 1992, respectively; (b) $3,572, $3,412 and $3,250 representing matching contributions made pursuant to the Company's retirement savings plan for the years 1994, 1993, and 1992, respectively; and (c) $7,144, $6,825 and $6,500 representing 1994, 1993 and 1992 contributions made pursuant to the Company's profit sharing plan, respectively.

(4) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums and tax preparation fees in the amounts of $696, $696 and $408 for the years 1994, 1993 and 1992, respectively; (b) $3,125,
    $3,125 and $2,163 representing matching contributions made pursuant to the Company's retirement savings plan for the years 1994, 1993 and 1992, respectively; and (c) $6,250, $6,250 and $6,500 representing 1994, 1993 and

    1992 contributions made pursuant to the Company's profit sharing plan, respectively. Mr. Jaeger received $27,000 of his compensation in the form of Common Shares in 1993.

(5) All Other Compensation includes: (a) non-cash compensation pertaining to life insurance premiums in the amounts of $371, $314 and $294 for the years 1994, 1993 and 1992, respectively; (b) $2,811, $2,550 and $1,220 representing matching contributions made pursuant to the Company's retirement savings plan for the years 1994, 1993 and 1992, respectively; (c) $5,787, $5,100 and $2,440 representing 1994, 1993 and 1992 contributions made pursuant to the Company's profit sharing plan, respectively; and (d) $40,836 in relocation expenses in 1992.

                                 STOCK OPTIONS

     The following table sets forth information concerning individual grants of options to purchase the Company's Common Shares made to the Named Executives in 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            % OF
                            NUMBER         TOTAL                                  POTENTIAL REALIZABLE
                         OF SECURITIES    OPTIONS                                   VALUE AT ASSUMED
                          UNDERLYING     GRANTED TO   EXERCISE                    ANNUAL RATES OF STOCK
                            OPTIONS      EMPLOYEES     OR BASE                   PRICE APPRECIATION FOR
                            GRANTED      IN FISCAL      PRICE     EXPIRATION           OPTION TERM
         NAME             (# SHS)(1)        YEAR      ($/SHARE)      DATE           5%            10%
- ----------------------------------------------------------------------------------------------------------
Jacques A. Robinson....          0            --           --            --            --             --
John W. Noland.........          0            --           --            --            --             --
R. Gregory Blair.......      5,000           1.6%       $6.06      10/20/04      $ 19,063       $ 48,310
James L. Jaeger........          0            --           --            --            --             --
Gary S. Oppito.........      5,000           1.6%       $7.88      04/22/04      $ 24,762       $ 62,754
                             5,000           1.6%       $6.06      10/20/04      $ 19,063       $ 48,310

- ----------------------------------------------------------------------------------------------------------

(1) All options are granted at 100% of fair market value on the date of grant. The options are exercisable during a period commencing 6 months and one day after the date of grant and ending on the date specified in the option agreement which, in no event, is later than ten years after the date of grant.

     The following table sets forth certain information regarding individual exercises of stock options during 1994 and stock options unexercised at the end of 1994 with respect to the Named Executives.


                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                   AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                                      NUMBER OF
                                                      SECURITIES        VALUE OF
                                                      UNDERLYING      UNEXERCISED
                                                     UNEXERCISED      IN-THE-MONEY
                              SHARES                  OPTIONS AT       OPTIONS AT
                             ACQUIRED                  YEAR-END         YEAR-END
                                ON        VALUE      EXERCISABLE/     EXERCISABLE/
                             EXERCISE    REALIZED   UNEXERCISABLE    UNEXERCISABLE
           NAME                (#)         ($)           (#)              ($)
- -----------------------------------------------------------------------------------
Jacques A. Robinson.......         0           0      E 500,000/      E$1,187,500/
                                                      U       0       U$        0
John W. Noland............         0           0      E  81,250/      E$   46,875/
                                                      U  93,750       U$   46,875
R. Gregory Blair..........         0           0      E  49,500/      E$   71,375/
                                                      U  31,500       U$   25,875
James L. Jaeger...........         0           0      E       0/      E$        0/
                                                      U       0       U$        0
Gary S. Oppito............     1,875      12,891      E  19,375/      E$   25,547/
                                                      U  26,250       U$   10,469

- --------------------------------------------------------------------------------

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     Of the persons named in the Executive Compensation table, Messrs. Blair and Noland have employment agreements with the Company. Mr. Blair's agreement provides that, if his employment is terminated by the Company without cause, he shall continue to be paid his monthly base salary and receive certain benefits for a period of twelve months after termination less any compensation he receives from any subsequent employment held during such period. The agreement also provides that, if such termination occurs after a change in control of the Company (as defined in the agreement), he will continue to be paid his monthly base salary for a period of twenty-four months after the termination less any compensation he receives from any subsequent employment held during such period. Monthly base salary for Mr. Blair is currently $11,906. The employment agreement of Mr. Blair can be terminated only by mutual agreement with the Company or by termination of employment.

     The employment agreement between Mr. Noland and the Company provides that if his employment is terminated for any reason other than a justifiable cause (e.g. poor performance of responsibilities, misfeasance, malfeasance, etc.), he shall continue to receive his salary for a period ending the earlier of twelve months after termination or upon obtaining subsequent employment. The term of this agreement expires November 1995.

     The Company retained The Scotcrest Group, Inc. in February 1991 on a consulting basis to assist it in reviewing and examining its operations. On April 23, 1991, the Board of Directors approved a contract with Scotcrest wherein Scotcrest assists the Company in implementing its operating plan by providing general management services to the Company and appointed Jacques A. Robinson, President of Scotcrest, as President of the Company. The contract was amended in May 1995. The terms of the contract with Scotcrest provide, among other provisions, that: (i) Scotcrest shall be paid at a per diem rate of $1,800 for the services of Mr. Robinson; (ii) Scotcrest has been granted an option to purchase 150,000 Common Shares at $12.25 per share vesting at a rate of 37,500 shares per year on each of May 15, 1996, 1997, 1998 and 1999; (iii) Scotcrest shall receive a cash bonus of $100,000 for achievement of a 1995 net income goal determined by the Compensation Committee of the Board of Directors and an amount equal to 4% of net income reported in excess of such goal; and (iv) either the Company or Scotcrest can terminate the contract at any time without cause.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is responsible for reviewing and making recommendations to the full Board with regard to the salary and other compensation arrangements for the senior management of the Company. The Committee is also responsible for administering the Company's 1991 Stock Option Plan for employees and granting options under such plan to eligible employees of the Company. Members of this Committee are not eligible to receive stock options under the plan.

     In general, salaries are set by this Committee at a level sufficient to attract and retain qualified executives. In addition, stock options are granted to provide incentive compensation to the named executive officers that is tied to the enhancement of shareholder value as reflected by performance of the Company's common stock. In determining the salary and stock options for the named executive officers (other than the Chief Executive Officer), the Compensation Committee receives from the Chief Executive Officer oral performance appraisals regarding the other named executive officers, which in each case are based on the CEO's subjective evaluation of such officer's performance. Based on the CEO's report and the Compensation Committee's subjective evaluation of that officer's performance, historical compensation data for such named executive officer and its subjective evaluation of the general financial condition of the Company, the Compensation Committee set the 1994 salary and stock option grant levels for the named executive officers.

     As to the compensation of the Chief Executive Officer, as previously set forth, the Company entered into a contract with Scotcrest for the services of Mr. Robinson during April 1991. Pursuant to that contract, Mr. Robinson's compensation for 1994 was based on a per diem rate of $1,500 per day, which rate was identical to the rates charged by Scotcrest since April 1991. Mr. Robinson does not participate in any of the Company's stock option or other employee benefit plans.

     The Compensation Committee is aware of Section 162(m) of the Internal Revenue Code but believes that it has no application to the Company at the present time based on the present levels of qualifying compensation paid to its executive officers.

        Charles M. Fullgraf                     Gilbert L. Wachsman
        Joseph M. O'Donnell                     Erika Williams

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Shares with the CRSP (Center for Research in Security Prices) Total Return Index for the Nasdaq Stock Market (US Companies) and the CRSP Total Return Index for Nasdaq Stocks (SIC 3600 through 3699 -- Electronics and Electrical Equipment except Computer Equipment) over the preceding five year period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                    CINCINNATI MICROWAVE VS. MARKET INDICES

                        1989    1990    1991    1992    1993    1994
CNMW                    100     14.3     19.0    41.3   106.3    48.2
NASDAQ                  100     86.7    130.8   159.7   180.6   178.7
NASDAQ - Electronics    100     87.1    123.4   194.3   269.1   279.0

Assumes $100 invested on December 31, 1989 in Cincinnati Microwave, Inc. Common Shares, the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) and the CRSP Total Return Index for Nasdaq Stocks (SIC 3600 through 3699 -- Electronics and Electrical Equipment except Computer Equipment).

                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any other business which will be presented for action by the shareholders at the meeting. However, if any business other than that set forth in the Notice of the meeting should be properly presented at the meeting, it is the intention of the members of the proxy committee to vote according to their judgment of what is in the best interests of the Company.

                       PROPOSALS FOR 1996 ANNUAL MEETING

     Security holders desiring to submit any proposal for action at the Annual Meeting of Shareholders to be held in 1996 must submit a complete copy of the proposal in writing prior to February 12, 1996, in order that the proposal can be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposal should be addressed to:
Corporate Secretary, Cincinnati Microwave, Inc., One Microwave Plaza, Cincinnati, Ohio 45249. In order to eliminate any uncertainty as to the date on which a proposal is received by the Company, shareholders should submit their proposals by certified mail, return receipt requested.

                                       By Order of the Board of Directors

                                       Walter P. Masavage, Secretary

Cincinnati, Ohio
June 21, 1995

PROXY                                                                      PROXY
                          CINCINNATI MICROWAVE, INC.
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        The undersigned hereby appoints R. Gregory Blair, Elaine M. Bacon and Neil Ganulin, and each of them, acting by a majority if more than one be present, as proxies of the undersigned, each with full power of substitution, to vote all the Common Shares of Cincinnati Microwave, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cincinnati Microwave, Inc., to be held at Cincinnati Microwave, Inc, One Microwave Plaza, Cincinnati, Ohio 45249, on Monday, July 24, 1995, at 9:30 A.M. Eastern Daylight Time, and at any adjournment thereof, upon the matters listed below and in accordance with their best judgment on such other matters properly coming before the meeting. If the voting for directors is on a cumulative basis, such proxies are directed to split the votes which the undersigned has given them authority to vote among the nominees authorized hereby in accordance with their best judgment.
        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED BELOW AND FOR ALL OTHER
ITEMS.  IF 2 IS MARKED "WITHHOLD AUTHORITY", THE PROXY HOLDERS WILL NOT VOTE
THE PROXY FOR THE ELECTION OF DIRECTORS.
1.  Fixing number of directors to serve for the ensuing year at seven:
                [ ] FOR         [ ] AGAINST             [ ] ABSTAIN
2. Election of the following nominees as directors (or substitute in the event a nominee cannot serve):
        [ ] FOR all nominees                    [ ] WITHHOLD AUTHORITY to vote
            (except as withheld in                  for all nominees listed
            the space provided)                     below
  CHARLES M. FULLGRAF, JAMES L. JAEGER, JOHN W. NOLAND, JOSEPH M. O'DONNELL
           JACQUES A. ROBINSON, GILBERT L. WACHSMAN, ERIKA WILLIAMS (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________
                            (Continued on Reverse)



- --------------------------------------------------------------------------------

3. Ratification of selection of Price Waterhouse LLP as independent auditors for 1995.
                [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

                                                PLAN TO ATTEND THE MEETING
                                                    [ ] YES         [ ] NO

                                                IMPORTANT:  Please date and
                                                sign as name appears at left.
                                                If shares are held jointly,
                                                each shareholder named should
                                                sign.  Executors,
                                                administrators, trustees, etc.,
                                                should so indicate when
                                                signing.  If the signer is a
                                                corporation, please sign full
                                                corporate name by duly
                                                authorized offiers.

                                                                NUMBER OF SHARES


                                                Dated ____________________, 1995

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature if held jointly